                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

   [ ]   Preliminary Proxy Statement

   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   [X]   Definitive Proxy Statement

   [ ]   Definitive Additional Materials

   [ ]   Soliciting Material Pursuant to Section 240.14a-12


                                  AVIALL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                                 [AVIALL LOGO]

                                               Aviall, Inc.
                                               Notice of 2003 Annual Meeting
                                               and Proxy Statement

                                 [AVIALL LOGO]

                                                                  April 30, 2003

Dear Aviall Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders to be held at 11:00 a.m. (local time) on Thursday, June 26, 2003, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038. All stockholders of record as of April 29, 2003 are entitled to vote at the Annual Meeting.

     The proposals to be acted upon at the meeting are the election of directors and the approval of an amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan. I hope you will carefully read the information regarding these proposals, which is included in the accompanying Proxy Statement, and vote your shares for each of the director nominees and for the approval of the amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan.

     It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope or use the telephone or Internet voting procedures prior to the Annual Meeting. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

                                          Sincerely,

                                          -s- PAUL E. FULCHINO
                                          Paul E. Fulchino
                                          Chairman, President and Chief
                                          Executive Officer

                                  AVIALL, INC.
                             2750 Regent Boulevard
                            DFW Airport, Texas 75261
                                 (972) 586-1000

                 NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 26, 2003

To the Stockholders of Aviall, Inc.:

     The 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Aviall, Inc. (the "Company") will be held at 11:00 a.m. (local time) on Thursday, June 26, 2003, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038, for the following purposes:

          (i) To elect three directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

          (ii) To approve an amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan; and

          (iii) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Directors has fixed the close of business on April 29, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record on April 29, 2003 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company's principal offices located at 2750 Regent Boulevard, DFW Airport, Texas 75261, for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting.

                                          By Order of the Board of Directors,

                                          -s- JEFFREY J. MURPHY

                                          Jeffrey J. Murphy
                                          Senior Vice President, Law & Human
                                          Resources,
                                          Secretary and General Counsel

Dallas, Texas
April 30, 2003

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, OR USE THE TELEPHONE OR INTERNET VOTING PROCEDURES PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

                                PROXY STATEMENT

                                  AVIALL, INC.
                             2750 Regent Boulevard
                            DFW Airport, Texas 75261

                       SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being provided to you in connection with the solicitation of proxies to be voted at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Aviall, Inc. (the "Company") to be held at 11:00 a.m. (local time) on Thursday, June 26, 2003, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038. Proxies are being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card are first being mailed on or about May 6, 2003 to holders of the Company's capital stock entitled to vote at the Annual Meeting.

     A Proxy Committee will vote the shares represented by each proxy card returned to the Company. The members of the Proxy Committee are Colin M. Cohen, Jacqueline K. Collier and Jeffrey J. Murphy. Where a stockholder's proxy specifies a choice with respect to a matter, the Proxy Committee will vote such stockholder's shares in accordance with the instructions contained therein. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IDENTIFIED HEREIN AND FOR THE APPROVAL OF THE AMENDMENT TO THE AVIALL, INC. AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN.

     Any stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing at 2750 Regent Boulevard, DFW Airport, Texas 75261, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

     Stockholders may vote on the matters to be considered at the Annual Meeting by any one of the following means:

     - Vote by Mail. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed envelope.

     - Vote by Telephone. To vote by telephone, (i) call the following telephone number toll-free on a touch-tone telephone: 1-877-779-8683,
       (ii) when requested, enter your 14-digit Voter Control Number that is located on your proxy card above your name and (iii) follow the instructions given to you over the telephone.

     - Vote over the Internet. To vote over the Internet, (i) visit http://www.eproxyvote.com/avl, (ii) when requested, provide your 14-digit Voter Control Number that is located on your proxy card above your name and (iii) follow the instructions given to you over the Internet.

     - Vote in Person. To vote in person, (i) attend the Annual Meeting in person and (ii) follow the instructions given to you at the Annual Meeting.

     The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $7,500 plus expenses. The Company will bear the entire cost of soliciting proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal communication by officers and regular employees of Morrow & Co., Inc. and the Company.

                       PROCEDURES FOR THE ANNUAL MEETING

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present in person or represented by proxies at the Annual Meeting, the stockholders entitled to vote who are present in person or represented by proxies will have the power to adjourn the Annual Meeting from time to time, without notice (other than by announcement at the Annual Meeting) until a quorum is present in person or represented by proxies. At any such adjourned meeting at which a quorum is present in person or represented by proxies, any business may be transacted that might have been transacted at the original Annual Meeting. If, and when, a quorum is present in person or represented by proxies at the Annual Meeting or any adjournment thereof, the stockholders present in person and represented by proxies at the Annual Meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders from the Annual Meeting who were counted in determining the existence of a quorum.

     Business at the Annual Meeting will be conducted in accordance with the procedures determined by the Chairman of the Annual Meeting and will be limited to matters properly brought before the Annual Meeting pursuant to the procedures set forth in the Company's Amended and Restated By-Laws. Those procedures include the requirement that any stockholder who desires either to bring a stockholder proposal before the Annual Meeting or to nominate a person for election as a director at the Annual Meeting must give written notice to the Company with respect to the proposal or nominee prior to the Annual Meeting. The Chairman of the Annual Meeting may decline to acknowledge any stockholder proposal or any nomination for director not made in accordance with these procedures.

     The Board of Directors does not anticipate that any matter other than those described in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, proxies will be voted by the Proxy Committee in accordance with their judgment.

                          RECORD DATE AND VOTING STOCK

     April 29, 2003 has been set as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of the Company's common stock, par value $0.01 per share ("Common Stock"), and Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share ("Series D Preferred Stock"), at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

     As of the record date, there were 19,747,837 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote for each director to be elected and upon any other matter to be brought before the stockholders at the Annual Meeting. As of the record date there were 50,409 shares of Series D Preferred Stock outstanding. Each outstanding share of Series D Preferred Stock is entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Series D Preferred Stock is convertible on the record date (an aggregate of 8,691,204 votes at the Annual Meeting) with respect to the election of each director and upon any other matter properly brought before the stockholders at the Annual Meeting.

     The presence in person or represented by proxy of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum, and such votes shall include the 8,691,204 votes of the holders of Series D Preferred Stock. Abstentions and broker non-votes will be included in determining the number of votes present in person or represented by proxy at the Annual Meeting for purposes of determining whether a quorum exists.

     With respect to the election of directors, an affirmative vote of a majority of the votes cast is required to approve the election of each of the director nominees at the Annual Meeting, assuming a quorum is present in person or represented by proxy. Votes may be cast in favor of each of the nominees or withheld for any nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Approval of the amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan requires the affirmative vote of a majority of the votes cast and entitled to vote on the matter, assuming a quorum is present in person or represented by proxy. Abstentions and broker non-votes are not counted as votes cast and have no effect on the outcome of the vote.

               PARTICIPANTS IN THE AVIALL EMPLOYEES' SAVINGS PLAN

     If a stockholder is a participant in the Aviall, Inc. Employees' Savings Plan and holds shares of Common Stock in the savings plan, the proxy card represents the number of whole shares of Common Stock held for the benefit of the participant in the savings plan as well as any shares of Common Stock registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for shares of Common Stock registered in the participant's name and serves as a voting instruction for the trustees of the savings plan or the account in the participant's name. Information as to the voting instructions given by individuals who are participants in the savings plan will not be disclosed to the Company.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Board of Directors currently has nine members, consisting of one class of three directors and two classes of two directors serving staggered three-year terms and two directors who are appointed by the holders of the Series D Preferred Stock. Alberto F. Fernandez, Paul E. Fulchino and Arthur E. Wegner are currently serving terms that expire at the Annual Meeting. The Board of Directors has nominated Messrs. Fernandez, Fulchino and Wegner to continue to serve as directors until the Company's 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     The following table presents information concerning persons nominated for election as directors of the Company and for those directors whose terms of office continue after the Annual Meeting.

     THE PERSONS NAMED IN THE PROXY WILL VOTE FOR THE NOMINEES LISTED BELOW EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.

NOMINEES FOR DIRECTOR
FOR A TERM EXPIRING AT THE ANNUAL MEETING IN 2006
--------------------------------------------------------------------------------

ALBERTO F. FERNANDEZ              Mr. Fernandez, age 54, has been a director of the Company
Retired Chairman and Chief        since August 2002. Prior to his retirement in May 2002, Mr.
Executive Officer of              Fernandez served as Chairman and Chief Executive Officer of
Construcciones Aeronauticas,      Construcciones Aeronauticas, S.A. (CASA), the premiere
S.A.                              aerospace producer in Spain. From 2000 to 2002, Mr.
                                  Fernandez also served as head of the military transport
Member -- Audit Committee         aircraft division of the European Aeronautic, Defence and
                                  Space Company (EADS). He was also a member of the Executive
                                  Committee at EADS and a director of Airbus Industrie. From
                                  2001 to 2002, Mr. Fernandez also served as President of
                                  Airbus Military Company. Prior to his appointment as Chief
                                  Executive Officer of CASA, Mr. Fernandez served as Senior
                                  Vice President of Administration, Finance and Purchasing of
                                  Airbus Industrie and before that he held several other
                                  executive positions with CASA.


PAUL E. FULCHINO                      Mr. Fulchino, age 56, has been a director of the Company since 2000. He has
Chairman, President and Chief         served as Chairman of the Board of Directors, President and Chief Executive
Executive Officer of Aviall, Inc.     Officer of the Company since January 2000. From 1996 to 1999, Mr. Fulchino was President and Chief Operating Officer of B/E Aerospace, Inc., a leading supplier of aircraft cabin interior products and services. From 1990 to 1996,
                                      Mr. Fulchino served in the capacities of President and Vice Chairman of
                                      Mercer Management Consulting, Inc., an international general management consulting firm. Mr. Fulchino is a director of The Sports Authority, Inc., a director of MedSource Technologies, Inc., a member of the President's
                                      Advisory Board of Embry-Riddle Aeronautical University, and a director of several privately-held companies.

ARTHUR E. WEGNER                      Mr. Wegner, age 65, has been a director of the Company since 2000. He served
Retired Executive Vice President of   as Executive Vice President of Raytheon Company and Chairman of Raytheon
Raytheon Company                      Aircraft Company, a subsidiary of Raytheon Company, from January 2000 until his retirement in August 2000. Prior to assuming that position, Mr. Wegner
Chairman -- Audit Committee           was an Executive Vice President of Raytheon Company and Chairman and Chief
                                      Executive Officer of Raytheon Aircraft Company.
-------------------------------------------------------------------------------------------------------------------

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2004
--------------------------------------------------------------------------------

DONALD R. MUZYKA                  Dr. Muzyka, age 64, has been a director of the Company since
Retired President and Chief       1994. He served as President and Chief Executive Officer of
Executive Officer of Special      Special Metals Corporation from October 1996 until his
Metals Corporation                retirement in August 2000. He served as President and Chief
                                  Operating Officer of Special Metals Corporation from January
Member -- Audit Committee         1990 to October 1996.

JONATHAN M. SCHOFIELD             Mr. Schofield, age 62, has been a director of the Company
Retired Chairman of Airbus        since 2001. From December 1992 until his retirement in March
Industrie of North America        2001, Mr. Schofield served as Chairman of the Board of
                                  Airbus Industrie of North America, Inc., a subsidiary of
Member -- Nominating and          Airbus Industrie, a manufacturer of large civil aircraft.
          Governance Committee    From December 1992 until March 2000, he also served as Chief
                                  Executive Officer of Airbus Industrie of North America, Inc.
                                  Mr. Schofield is a director of B/E Aerospace, Inc. and SS&C
                                  Technologies, Inc. He is also a trustee of LIFT Trust.
----------------------------------------------------------------------------------------------

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2005
--------------------------------------------------------------------------------

RICHARD J. SCHNIEDERS             Mr. Schnieders, age 55, has been a director of the Company
Chairman and Chief Executive      since 1997. He has served as Chairman and Chief Executive
Officer of SYSCO Corporation      Officer of SYSCO Corporation since January 2003. Mr.
                                  Schnieders served as President of SYSCO Corporation from
Member -- Compensation Committee  July 2000 to January 2003 and as its Chief Operating Officer
                                  from January 2000 to January 2003. He served as an Executive
                                  Vice President of SYSCO Corporation from January 1999 to
                                  July 2000. Mr. Schnieders is a director of SYSCO
                                  Corporation, where he has been employed since 1982.

BRUCE N. WHITMAN                  Mr. Whitman, age 69, has been a director of the Company
Executive Vice President of       since 1998. He has been Executive Vice President and a
FlightSafety International, Inc.  director of FlightSafety International, Inc. since 1962. Mr.
                                  Whitman is also a director of Megadata Corporation, The
Chairman -- Nominating and        Congressional Medal of Honor Foundation and The Smithsonian
            Governance Committee  National Air and Space Museum. He is a member of the Board of Governors of the Civil Air Patrol and also a trustee of
Member -- Compensation Committee  Kent School.
----------------------------------------------------------------------------------------------

DIRECTORS WHO SERVE AS DESIGNEES OF THE SERIES D PREFERRED STOCK
--------------------------------------------------------------------------------

PETER J. CLARE                    Mr. Clare, age 38, has been a director of the Company since
Managing Director of The Carlyle  December 2001. He currently serves as a Managing Director of
Group                             The Carlyle Group. From 1997 to 1999, Mr. Clare served as a
                                  Principal of The Carlyle Group, and from 1995 to 1997 as a
Chairman -- Compensation          Vice President of The Carlyle Group. Mr. Clare was
            Committee             previously with First City Capital, a private investment
                                  group, and also worked at Prudential-Bache. Mr. Clare is a director of KorAm Bank, United Defense Industries, Inc. and several privately-held companies.

ALLAN M. HOLT                     Mr. Holt, age 51, has been a director of the Company since
Managing Director of The Carlyle  December 2001. He currently serves as a Managing Director of
Group                             The Carlyle Group. Mr. Holt joined The Carlyle Group in
                                  1991. Mr. Holt was previously with Avenir Group, a private
Member -- Nominating and          investment and advisory group. From 1984 to 1987, Mr. Holt
          Governance Committee    was Director of Planning and Budgets at MCI Communications
                                  Corporation. Mr. Holt is a director of United Defense
                                  Industries, Inc. and several privately-held companies.
----------------------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

          BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

BOARD OF DIRECTORS

     MEMBERSHIP. Pursuant to the terms of the Series D Preferred Stock and the Company's agreements with the holders of the Series D Preferred Stock, the number of directors comprising the Board of Directors shall not exceed nine. The holders of Common Stock have the right to elect seven directors. The current members of the Board of Directors elected by the holders of Common Stock are Messrs. Fulchino, Schnieders, Wegner, Whitman and Dr. Muzyka. Mr. Schofield was elected by the members of the Board of Directors to fill a vacancy on the Board of Directors in January 2001. Mr. Fernandez was elected by the members of the Board of Directors in August 2002.

     For so long as at least 4,511 shares of the Series D Preferred Stock are outstanding, the holders of the Series D Preferred Stock have the exclusive right to designate two directors, acting by written consent and without a meeting of the holders of Common Stock. Messrs. Clare and Holt currently serve on the Board of Directors as the designees of the Series D Preferred Stock. The Company anticipates that the holders of the Series D Preferred Stock will again designate these two individuals to serve as directors by written consent contemporaneously with the Annual Meeting.

     Pursuant to the terms of Aviall Services, Inc.'s senior unsecured notes due 2007, a representative selected by J.H. Whitney Mezzanine Fund, L.P. and its affiliates and a representative selected by Blackstone Mezzanine Partners L.P. and its affiliates have the right to attend the meetings of the Board of Directors and all executive and committee meetings of the Board of Directors as observers.

     MEETINGS. During 2002, the Board of Directors held eight meetings. During 2002, each director attended at least 75% of the meetings held by the Board of Directors and the respective committees of the Board of Directors of which such director was a member during the period he was a member of the Board of Directors in 2002.

COMMITTEES OF THE BOARD OF DIRECTORS

     RECENT DEVELOPMENTS. During 2002, the committees of the Board of Directors consisted of the Audit Committee and the Compensation and Nominating Committee. In December 2002, the Board of Directors adopted resolutions creating a separate Compensation Committee and a separate Nominating and Governance Committee in lieu of the Compensation and Nominating Committee. The Board of Directors also adopted (i) a revised Audit Committee Charter, (ii) charters for the Compensation Committee and the Nominating and Governance Committee, (iii) revised Corporate Governance Guidelines and (iv) a revised and expanded definition of independence for the directors for fiscal year 2003.

     All committees of the Board of Directors are composed exclusively of directors of the Company. The Board of Directors has determined that all voting members of the committees of the Board of Directors meet the independence requirements of the New York Stock Exchange, the rules and regulations of the Securities and Exchange Commission ("SEC") and the Company's Corporate Governance Guidelines.

     AUDIT COMMITTEE. The current voting members of the Audit Committee are Messrs. Wegner (Chairman), Fernandez and Dr. Muzyka. Mr. Clare serves as an advisor to the Audit Committee. During 2002, the members of the Audit Committee were Messrs. Schnieders (Chairman), Clare, Holt, Schofield, Wegner, Whitman and Dr. Muzyka. The Audit Committee met seven times in 2002.

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditor. Accordingly, the Audit Committee is responsible for:

     - selecting, evaluating and, where appropriate, replacing the Company's independent auditor;

     - approving or pre-approving audit and non-audit engagements of the Company's independent auditor;

     - reviewing the independent auditor;

     - reviewing the conduct and results of the annual audit of the Company;

     - reviewing the Company's annual and interim financial statements;

     - reviewing the Company's policies with respect to risk assessment and risk management;

     - reviewing the plans for, scope and results of internal audit activities;

     - reviewing compliance with the Company's Code of Business Conduct and Ethics as well as compliance with major regulatory requirements; and

     - establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

     A copy of the revised Audit Committee Charter is attached as Appendix I to this Proxy Statement.

     COMPENSATION COMMITTEE. The current members of the Compensation Committee are Messrs. Clare (Chairman), Whitman and Schnieders. During 2002, the members of the Compensation and Nominating Committee were Messrs. Whitman (Chairman), Clare, Holt, Schnieders, Schofield, Wegner and Dr. Muzyka. During 2002, the Compensation and Nominating Committee met six times.

     The Compensation Committee assists the Board of Directors in the discharge of its fiduciary responsibilities relating to the compensation of the Company's executive officers, including cash and stock compensation programs, benefits and other programs. Accordingly, the Compensation Committee is responsible for:

     - approving and reviewing with the Board of Directors executive compensation philosophy and objectives;

     - evaluating the performance of the chief executive officer and other officers in light of approved performance goals and objectives;

     - setting the compensation of the chief executive officer and other officers based upon the evaluation of the performance of the chief executive officer and the other elected officers, respectively;

     - reviewing and recommending changes to existing incentive compensation and equity-based plans and recommending any new plans; and

     - approving and reviewing employment agreements, severance agreements, salary changes, incentive plan payouts and stock grants for officers of the Company.

     During 2002, the Compensation and Nominating Committee considered nominations for prospective members of the Board of Directors.

     NOMINATING AND GOVERNANCE COMMITTEE. The current members of the Nominating and Governance Committee are Messrs. Whitman (Chairman), Schofield and Holt. The Nominating and Governance Committee was formed in December 2002 and did not meet in 2002.

     The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors nominees for director in connection with the Company's annual meeting of stockholders. The Nominating and Governance Committee is also responsible for:

     - reviewing and recommending modifications to the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics;

     - evaluating the qualifications of each candidate for election to the Board of Directors against the independence requirements in the Company's Corporate Governance Guidelines;

     - reviewing qualifications for membership on all of the committees of the Board of Directors;

     - annually developing and overseeing an assessment of the Board of Directors; and

     - reviewing compensation for non-management directors.

     The Nominating and Governance Committee considers nominees recommended by other directors, stockholders and management who provide the Board of Directors with information with respect to a suggested candidate for membership on the Board of Directors. Written nominations by stockholders for directors will be considered, provided such written nominations are received by the Secretary of the Company at the Company's principal offices pursuant to timely advance written notice in accordance with the Company's Amended and Restated By-Laws (not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting, subject to certain exceptions) and contain all information specified in the Company's Amended and Restated By-Laws, including the identity and address of the nominating stockholder, the class and number of shares of capital stock which are owned by such stockholder and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee.

                           COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are entitled to receive an annual retainer of $24,375 (the "Annual Retainer"). In addition, during 2002, directors who are not employees of the Company ("outside directors") received $1,000 for each Board of Directors or committee meeting they attended. Beginning March 28, 2003, outside directors will receive $750 for each Board of Directors or committee meeting they attend telephonically and $1,500 for each Board of Directors or committee meeting they attend in person. Beginning March 28, 2003, outside directors who serve as chairman of a standing committee will receive an additional $5,000 per committee that they chair. Directors who are employees of the Company or any of its subsidiaries do not receive any fees for serving on the Board of Directors. Directors are also reimbursed for expenses incurred in attending meetings of the Board of Directors or any committees thereof.

     Directors who are not employees of the Company are eligible to participate in the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan, as amended (the "Directors Stock Plan"). Under the Directors Stock Plan, each eligible director may make an election to receive shares of restricted Common Stock in lieu of the Annual Retainer. Except for the directors elected by the holders of the Series D Preferred Stock (Messrs. Clare and Holt), all eligible directors participated in the Directors Stock Plan during 2002. The number of shares of Common Stock granted to a participant in the Directors Stock Plan is the nearest number of whole shares of Common Stock which can be purchased for $30,000 (the "Share Value"), based on the mean of the highest and lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. In the event that there is an increase or decrease in the Annual Retainer, the Share Value adjusts automatically so that the ratio between the Share Value and the Annual Retainer is maintained. Under the Directors Stock Plan, shares of Common Stock are granted automatically on the first New York Stock Exchange trading day in July of each calendar year to each eligible director who has elected to participate in the Directors Stock Plan at least six months prior to that date. As discussed in Proposal No. 2, the Board of Directors has recommended amending the Directors Stock Plan to grant the shares of Common Stock on the first New York Stock Exchange trading day in February of each calendar year effective as of January 2004 to coincide with the grants of restricted Common Stock and options to the Company's employees. The Board of Directors has also recommended extending the vesting date from the six-month anniversary of the grant date to the eleven-month anniversary of the grant date effective as of January 2004.

     A director who receives a grant of shares of Common Stock pursuant to the Directors Stock Plan is entitled to receive dividends on, and to vote, such shares. A director's ownership rights in such shares do not currently vest until six months after the date of grant and then only if the director has continuously served on the Board of Directors during such six-month period. However, a participating director who has completed a full term of service prior to the end of the six-month period following the date of grant, or whose service during such six-month period was interrupted due to death or disability, will be vested in a pro rata number of such shares. In the event of a Change of Control (as defined in the Directors Stock Plan), all shares previously granted to participating directors shall immediately vest.

     Further, under the Directors Stock Plan, outside directors are eligible to receive options to purchase up to 3,000 shares of Common Stock on the first New York Stock Exchange trading day in July of each calendar year. As described in Proposal No. 2, the Board of Directors has recommended amending the Directors Stock Plan to permit the granting of options to purchase up to 5,000 shares of Common Stock effective upon stockholder approval of Proposal No. 2 and amending the Directors Stock Plan to grant the options on the first New York Stock Exchange trading day in February of each calendar year effective as of January 2004.

     Each grant of options to purchase shares of Common Stock pursuant to the Directors Stock Plan becomes exercisable in full on a date or dates not less than six months nor more than five years from the date of grant, so long as the director has served continuously on the Board of Directors during such period. In the event of the death or disability of a director, all outstanding options shall become exercisable in full and may be exercised at any time within one year after such director's death or disability. If a director's service terminates for a reason other than death or disability, the outstanding options may be exercised to the extent that they would be exercisable on the date that is six months and one day after the date of such termination and shall expire six months and one day after such termination. However, in the event of a Change in Control (as defined in the Directors Stock Plan), all grants of options to purchase shares of Common Stock pursuant to the Directors Stock Plan shall become immediately exercisable. On July 1, 2002, each of Dr. Muzyka and Messrs. Schnieders, Schofield, Wegner and Whitman were granted options to purchase 3,000 shares of Common Stock at an exercise price of $14.405. The options have a 10-year term and vest on July 1, 2003.

     On March 27, 2003, the Board of Directors adopted stock ownership guidelines for the outside directors. Under the guidelines, each outside director is expected to own shares of Common Stock with an aggregate value of three times the Annual Retainer within five years. Any outside directors appointed or elected in the future would be expected to meet these guidelines within five years of their appointment or election to the Board of Directors.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DIRECTORS AND NAMED EXECUTIVE OFFICERS

     The following table presents information known to the Company about the beneficial ownership of the Common Stock as of March 14, 2003 by (i) each of the named executive officers of the Company; (ii) each director and nominee for director of the Company; and (iii) all of the directors and executive officers as of March 14, 2003 as a group. For purposes of this Proxy Statement, Paul E. Fulchino, Charles M. Kienzle, Dan P. Komnenovich, Jeffrey J. Murphy and James T. Quinn are referred to as the "named executive officers" of the Company.

     The number and percentage of shares of the Common Stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock for which a person has sole or shared voting power or investment power and also any shares of Common Stock underlying options, warrants or convertible securities that are exercisable or convertible by that person within 60 days of March 14, 2003.

     Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting power and investment power over the shares of Common Stock listed as beneficially owned by that person. Percentage of beneficial ownership is based on 19,747,837 shares of Common Stock outstanding on March 14, 2003.

     Unless otherwise indicated in the footnotes, the address for each listed person or entity is c/o Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas 75261.

                                                                         TOTAL SHARES OF         PERCENTAGE OF
                                   OWNED SHARES OF   OPTION SHARES OF      COMMON STOCK          COMMON STOCK
NAME                               COMMON STOCK(1)   COMMON STOCK(2)    BENEFICIALLY OWNED   BENEFICIALLY OWNED(3)
----                               ---------------   ----------------   ------------------   ---------------------
Paul E. Fulchino(4)..............      124,553            623,750             748,303                 3.7%
Peter J. Clare(5)................           --                 --                  --                  --
Alberto F. Fernandez.............           --                 --                  --                  --
Allan M. Holt(5).................           --                 --                  --                  --
Donald R. Muzyka.................       20,655              6,000              26,655                   *
Richard J. Schnieders............       19,709              6,000              25,709                   *
Jonathan M. Schofield............        2,086              3,000               5,086                   *
Arthur E. Wegner.................        4,902              6,000              10,902                   *
Bruce N. Whitman.................       69,709              6,000              75,709                   *
Charles M. Kienzle(6)............       48,916            224,800             273,716                 1.4
Dan P. Komnenovich(7)............       44,763             84,483             129,246                   *
Jeffrey J. Murphy(8).............       52,600            214,850             267,450                 1.3
James T. Quinn(9)................       28,450            160,945             189,395                   *
All current directors and
  executive officers as a group
  (17 persons)...................      508,939          1,795,593           2,304,532                11.4

---------------

 *  Less than one percent

(1) Represents shares of Common Stock beneficially owned by such individuals, including shares beneficially owned pursuant to the Aviall, Inc. Employees' Savings Plan and shares of restricted stock beneficially owned pursuant to the Directors Stock Plan.

(2) Represents shares of Common Stock that may be acquired within 60 days of March 14, 2003, through the exercise of stock options.

(3) An individual's percentage of Common Stock beneficially owned is not equal to such individual's percentage of total voting power because the beneficial ownership calculation does not include the voting power of the shares of Series D Preferred Stock and it does include shares that may be acquired within 60 days of March 14, 2003, through the exercise of stock options. Each share of Series D Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which such share of Series D Preferred Stock is convertible. As of March 14, 2003, the 49,301 shares of Series D Preferred Stock outstanding were convertible into 8,500,171 shares of Common Stock. Including the voting power of the Series D Preferred Stock and not including the shares of Common Stock that may be acquired by such individuals within 60 days of March 14, 2003, as of March 14, 2003, each of Messrs. Fulchino, Kienzle and Murphy control less than one percent of the total voting power of the Company and the current directors and executive officers as a group control 1.8% of the total voting power of the Company.

(4) Includes 61,853 shares of restricted Common Stock for which Mr. Fulchino has sole voting power and no investment power.

(5) The address of this person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington D.C. 20004-2505.

(6) Includes 23,040 shares of restricted Common Stock for which Mr. Kienzle has sole voting power and no investment power.

(7) Includes 34,703 shares of restricted Common Stock for which Mr. Komnenovich has sole voting power and no investment power.

(8) Includes 18,115 shares of Common Stock held jointly by Mr. Murphy and his spouse. Mr. Murphy has shared voting and investment power with respect to these shares. Also includes 23,703 shares of restricted Common Stock for which Mr. Murphy has sole voting power and no investment power.

(9) Includes 20,433 shares of restricted Common Stock for which Mr. Quinn has sole voting power and no investment power.

BENEFICIAL OWNERS OF 5% OR MORE

     The following table sets forth information regarding the number and percentage of shares of Common Stock and Series D Preferred Stock held by all persons and entities who are known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock or Series D Preferred Stock. The information regarding beneficial ownership of Common Stock and Series D Preferred Stock by the entities identified below is included in reliance on reports filed with the SEC by such entities, except that the percentage is based upon the Company's calculations made in reliance upon the number of shares of Common Stock and Series D Preferred Stock reported to be beneficially owned by such entity in such report and the number of shares of Common Stock and Series D Preferred Stock outstanding on March 14, 2003.

                                                                                  SHARES OF          PERCENTAGE OF
                                        SHARES OF          PERCENTAGE OF           SERIES D             SERIES D
                                       COMMON STOCK         COMMON STOCK       PREFERRED STOCK      PREFERRED STOCK
BENEFICIAL OWNER                    BENEFICIALLY OWNED   BENEFICIALLY OWNED   BENEFICIALLY OWNED   BENEFICIALLY OWNED
----------------                    ------------------   ------------------   ------------------   ------------------
TCG Holdings, L.L.C.(1)(2)(3).....      8,762,671               30.7%               49,301                100%
Dimensional Fund Advisors,
  Inc.(4).........................      1,368,000                6.9                    --                 --
Advisory Research, Inc.(5)........      1,100,092                5.6                    --                 --

---------------

(1) TCG Holdings, L.L.C. and certain affiliates beneficially own 8,762,671 shares of Common Stock by virtue of their beneficial ownership of 49,301 shares of Series D Preferred Stock and a warrant exercisable for 262,500 shares of Common Stock. The determination of the number of shares of Common Stock beneficially owned by TCG Holdings, L.L.C. and its affiliates, assumes
    (i) the conversion of all outstanding shares of Series D Preferred Stock into 8,500,171 shares of Common Stock and (ii) the exercise of a warrant into 262,500 shares of Common Stock. Each share of Series D Preferred Stock is currently convertible into approximately 172.41379 shares of Common Stock.

(2) TCG Holdings, L.L.C and certain affiliates beneficially own 49,301 shares of Series D Preferred Stock, consisting of (i) 42,186 shares of Series D Preferred Stock owned of record by Carlyle Partners III, L.P., (ii) 3,558 shares of Series D Preferred Stock owned of record by CP III Coinvestment, L.P., (iii) 2,463 shares of Series D Preferred Stock owned of record by Carlyle High Yield Partners, L.P. and (iv) 1,094 shares of Series D Preferred Stock owned of record by Carlyle-Aviall Partners II, L.P.

(3) TC Group III, L.P. is the sole general partner of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P. TC Group III, L.L.C. is the sole general partner of TC Group III, L.P. TCG High Yield, L.L.C. is the sole general partner of Carlyle High Yield Partners, L.P. TCG High Yield Holdings, L.L.C. is the sole managing member of TCG High Yield, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group III, L.L.C. and TCG High Yield Holdings, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. Accordingly, (i) TC Group III, L.P. and TC Group III, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock and Series D Preferred Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P.; (ii) TCG High Yield, L.L.C. and TCG High Yield Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock and Series D Preferred Stock owned of record by Carlyle High Yield Partners, L.P. and (iii) TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to be a beneficial owner of the shares of Common Stock and Series D Preferred Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle-Aviall Partners II, L.P. and Carlyle High Yield Partners, L.P. William E. Conway, Jr., Daniel A. D'Aniello and David
    M. Ruberstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of Common Stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal offices of TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. Each of the foregoing entities reports to have sole voting and investment power over the shares of Common Stock reported to be beneficially owned by such entity.

(4) Dimensional Fund Advisors has sole voting and investment power with respect to 1,368,000 shares of Common Stock. Dimensional Fund Advisors, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as an investment manager to certain other investment vehicles, including commingled group trusts (the investment companies and investment vehicles are collectively referred to as the "Portfolios"). The Portfolios own the 1,368,000 shares of Common Stock and Dimensional Fund Advisors disclaims beneficial ownership of such securities. Including the voting power of the Series D Preferred Stock, Dimensional Fund Advisors controls 4.8% of the total voting power of the Company. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(5) Advisory Research, Inc. has sole voting and investment power with respect to 1,100,092 shares of Common Stock. Including the voting power of the Series D Preferred Stock, Advisory Research, Inc. controls 3.9% of the total voting power of the Company. The business address of Advisory Research, Inc. is 180 North Stetson St., Suite 5780, Chicago, IL 60601.

                COMPENSATION AND NOMINATING COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

INTRODUCTION

     During 2002, the Compensation and Nominating Committee had responsibility for the Company's executive compensation practices and policies. In December 2002, the Board of Directors adopted resolutions creating a Compensation Committee and a Nominating and Governance Committee to replace the Compensation and Nominating Committee. The current Compensation Committee assumed the responsibilities of the Compensation and Nominating Committee relating to executive compensation practices and policies.

     During 2002, the members of the Compensation and Nominating Committee were Messrs. Whitman (Chairman), Clare, Holt, Schnieders, Schofield, Wegner and Dr. Muzyka, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The current members of the Compensation Committee are Messrs. Clare (Chairman), Whitman and Schnieders, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The Board of Directors has determined that all members of the Compensation and Nominating Committee in 2002 and the current members of the Compensation Committee meet the independence requirements of the New York Stock Exchange, the rules and regulations of the SEC and the Company's Corporate Governance Guidelines.

     With the exception of the Directors Stock Plan, the members of the Compensation and Nominating Committee were not eligible to participate in the compensation plans or programs administered by the committee and the current members of the Compensation Committee are not eligible to participate in the compensation plans or programs administered by the committee.

     This report regarding the Company's compensation policies during fiscal year 2002 is being submitted by the members of the Compensation and Nominating Committee.

EXECUTIVE PAY POLICY

     The Company's compensation programs are intended to attract, retain and motivate the key people necessary to lead the Company to achieve its strategic objective of increased stockholder value over the long-term, reflecting the Compensation and Nominating Committee's belief that executive compensation should seek to align the interests of the Company's executives with those of its stockholders. The program utilizes three components: (a) base salary, (b) short-term incentives and (c) long-term compensation in the form of both stock options and restricted stock.

     In establishing compensation, the Compensation and Nominating Committee seeks to provide a mix of base salary and short and long-term incentive compensation that provide executives with a competitive total compensation package. The Compensation and Nominating Committee sets compensation in this manner to ensure that the Company's compensation practices do not competitively disadvantage the Company in its efforts to retain and attract key executives while maintaining its cost structure. During 2002, the Compensation and Nominating Committee reviewed the Company's compensation structure, including the mix of base salary, short-term and long-term incentive compensation.

BASE SALARY

     Effective January 1, 2000, Paul E. Fulchino, was elected Chairman, President and Chief Executive Officer of the Company. In connection with his election to these positions, Mr. Fulchino entered into an employment agreement with the Company. See "Compensation of Executive Officers -- Employment and Severance Arrangements -- Employment Agreement." Pursuant to the terms of his employment agreement, Mr. Fulchino's base salary for 2002 was $472,500. For 2003 the Compensation and Nominating Committee has decided to increase Mr. Fulchino's base salary and that of the other executive officers.

SHORT-TERM INCENTIVE PROGRAM

     Under the 2002 short-term incentive program, all executive officers, including Mr. Fulchino, were eligible to receive an aggregate bonus award of up to 120% of their base salary, subject to the Company meeting specific objectives. These bonus awards were payable two-thirds in cash and one-third in shares of restricted Common Stock. In January 2003, Mr. Fulchino was awarded a cash bonus of $341,485 and was granted 22,887 shares of restricted Common Stock. The shares of restricted Common Stock vest on the third anniversary of the grant date and are subject to the terms of the Aviall, Inc. 1998 Stock Incentive Plan. In connection with the Compensation and Nominating Committee's review of total compensation, the bonus opportunities for all executive officers in 2003, including Mr. Fulchino, were set at 120% of base salary, and allocated two-thirds in cash and one-third in shares of restricted Common Stock.

STOCK OPTIONS

     During 2002, the Aviall, Inc. 1998 Stock Incentive Plan was administered by the Board of Directors and the Compensation and Nominating Committee. As of January 2003, the Aviall, Inc. 1998 Stock Incentive Plan is administered by the Board of Directors and the Compensation Committee. The Aviall, Inc. 1998 Stock Incentive Plan is designed to provide incentive compensation to the Company's executive officers and other key management personnel. The grants are long-term incentives for further performance, which are designed to align the interests of management with those of the Company's stockholders.

     Mr. Fulchino was granted options to purchase 125,000 shares of Common Stock in January 2002. At the same time, the Compensation and Nominating Committee also approved stock option grants to the other executive officers and certain key employees. The number of options granted to a specific individual was dependent upon such individual's potential for promotion based upon the individual's current performance and such individual's expected impact on the Company's future performance. All options were granted at the fair market value at the time of grant. Approximately, one-third of these options vest each year commencing on the first anniversary of the date of grant.

STOCK OWNERSHIP

     Upon the Compensation and Nominating Committee's recommendation in 1993, the Board of Directors approved voluntary executive stock ownership guidelines for the Company's chief executive officer, executive officers and certain other executives. The guidelines are intended to encourage executives to become substantial stockholders. Under the guidelines, the Company's chief executive officer is expected to own shares of Common Stock with an aggregate value of three times his or her then-current base salary within five years of appointment to such position. Within such time period, all other executive officers are expected to own shares of Common Stock with a value of 1.5 times their base salary and the remaining executives are expected to own shares having a value of one-half times their annual base salary. During 2002, the Compensation and Nominating Committee reviewed the progress of the Company's executives against these guidelines, and during 2003, the Compensation Committee will continue this review.

     The Compensation and Nominating Committee periodically reviewed the potential impact of the $1.0 million deduction limitation on executive compensation for the top five executives which was implemented as part of the Omnibus Budget Reconciliation Act of 1993. Due, in part, to the Company's existing net operating loss carryforward, the Compensation and Nominating Committee believed that no action was necessary. During 2003, the Compensation Committee intends to continue to evaluate the Company's potential exposure to the deduction limitation on an annual basis.

     Submitted by the members of the Compensation and Nominating Committee of the Board of Directors.

   Bruce N. Whitman         Peter J. Clare           Allan M. Holt         Donald R. Muzyka
       Chairman

     Richard J. Schnieders           Jonathan M. Schofield             Arthur E. Wegner

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, the members of the Compensation and Nominating Committee of the Board of Directors were Messrs. Whitman (Chairman), Clare, Holt, Schnieders, Schofield, Wegner and Dr. Muzyka. None of the members of the Compensation and Nominating Committee was at any time during 2002, or at any other time, an officer or employee of the Company. No member of the Compensation and Nominating Committee or the current Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors, the former Compensation and Nominating Committee or the current Compensation Committee.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation paid or accrued for the benefit of the named executive officers for services rendered to the Company during its last three fiscal years.

                                                                                      LONG-TERM
                                                                                 COMPENSATION AWARDS
                                                ANNUAL COMPENSATION            -----------------------
                                       -------------------------------------   RESTRICTED   SECURITIES
                                                              OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION(S)  YEAR    SALARY     BONUS     COMPENSATION(1)   AWARDS(2)    OPTIONS(3)   COMPENSATION(4)
------------------------------  ----   --------   --------   ---------------   ----------   ----------   ---------------
Paul E. Fulchino                2002   $472,500   $341,485       $  797         $170,737     125,000         $8,455
  Chairman, President and       2001    467,308    248,413          797          124,200     125,000          3,083
  Chief Executive Officer       2000    448,269    265,740        9,346          132,864          --         11,878
  of Aviall, Inc.

Charles M. Kienzle              2002    178,500    130,151           --           65,074      25,000          5,141
  Senior Vice President of      2001    177,692    110,931           --           55,465      30,000            627
  Operations of Aviall          2000    175,000     80,500           --           40,250      25,000            400
  Services, Inc.

Dan P. Komnenovich              2002    290,125    219,253           --          109,625      45,000          5,268
  Executive Vice President and  2001    286,635    180,035           --           90,014      55,000            805
  Chief Operating Officer of    2000    104,711    120,721           --           45,354      50,000            400
  Aviall Services, Inc.

Jeffrey J. Murphy               2002    184,965    130,552           --           65,275      20,000          5,676
  Senior Vice President of      2001    183,127    101,034           --           50,517      25,000          1,242
  Law and Human                 2000    177,000     96,996           --           48,498      20,000            569
  Resources of Aviall, Inc.

James T. Quinn                  2002    182,875    133,587           --           66,789      25,000          4,538
  Vice President of             2001    181,058     89,022           --           44,510      30,000            743
  Sales and Marketing           2000    165,385     64,487           --           32,243      25,000            400
  of Aviall Services, Inc.

---------------

(1) Includes amounts reimbursed for the payment of income taxes (i) related to insurance premiums paid by the Company in 2001 and 2002 and taxable to Mr. Fulchino and (ii) related to relocation expenses and insurance premiums paid by the Company in 2000 and taxable to Mr. Fulchino.

(2) The grants of shares of restricted Common Stock in 2000, 2001 and 2002 were made pursuant to the Company's annual incentive compensation program. That program provides for incentive compensation to be paid two-thirds in cash and one-third in shares of restricted Common Stock. The shares of restricted Common Stock vest on the third anniversary of the grant date. Recipients of shares of restricted Common Stock are entitled to receive any dividends paid thereon. The dollar amounts shown for 2002 were based upon a price of $7.46 per share, the closing market price of the shares of Common Stock on the New York Stock Exchange on January 30, 2003, the grant date. The dollar amounts shown for 2001 were based upon a price of $7.10 per share, the closing market price of the shares of Common Stock on the New York Stock Exchange on January 29, 2002, the grant date. The dollar amounts shown for 2000 were based upon a price of $6.1875 per share, the closing market price of the shares of Common Stock on the New York Stock Exchange on January 19, 2001, the grant date. As of December 31, 2002, the aggregate number of shares of restricted Common Stock and their value (based upon a price of $8.05 per share, the closing market price of Common Stock on the New York Stock Exchange on December 31, 2002) held by each named executive officer were as follows: Mr. Fulchino, 38,966 shares of restricted Common Stock valued at $313,676; Mr. Kienzle, 14,317 shares of restricted Common Stock valued at $115,252; Mr. Komnenovich, 20,008 shares of restricted Common Stock valued at $161,064; Mr. Murphy, 14,953 shares of restricted Common Stock valued at $120,372; and Mr. Quinn 11,480 shares of restricted Common Stock valued at $92,414.

(3) Grants of stock options vest approximately one-third each year commencing on the first anniversary of the date of grant.

(4) For 2002, this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts:
     Mr. Fulchino, $2,808; Mr. Kienzle, $678; Mr. Komnenovich, $884; Mr. Murphy, $1,388; and Mr. Quinn, $585, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,056 for Mr. Fulchino,
     (iii) contributions to the Aviall, Inc. Employees' Savings Plan in the following amounts: Mr. Fulchino, $4,591; Mr. Kienzle, $4,463; Mr. Komnenovich, $4,384; Mr. Murphy, $4,077; and Mr. Quinn, $3,953 and (iv) premiums for compensatory split-dollar insurance payments in the amount of $211 for Mr. Murphy. For 2001, this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts: Mr. Fulchino, $2,027; Mr. Kienzle, $227; Mr. Komnenovich, $405; Mr. Murphy, $656; and Mr. Quinn, $343, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,056 for Mr. Fulchino, (iii) contributions to the Aviall, Inc. Employees' Savings Plan in the amount of $400 for each named executive officer, other than Mr. Fulchino, who was not eligible to participate in this plan in 2001 and (iv) premiums for compensatory split-dollar insurance payments in the amount of $186 for Mr. Murphy. For 2000 this column represents (i) moving expenses of $11,106 for Mr. Fulchino, (ii) premiums for supplemental long-term disability insurance payments in the amount of $772 for Mr. Fulchino, (iii) contributions to the Aviall, Inc. Employees' Savings Plan in the amount of $400 for each named executive officer other than Mr. Fulchino, who was not eligible to participate in this plan in 2000 and (iv) premiums for compensatory split-dollar insurance payments in the amount of $169 for Mr. Murphy.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     EMPLOYMENT AGREEMENT. The Company is a party to an employment agreement (the "Employment Agreement") with Paul E. Fulchino pursuant to which Mr. Fulchino serves as the Company's Chairman, President and Chief Executive Officer. Under the Employment Agreement, Mr. Fulchino receives an annual base salary of at least $472,500 and is eligible to receive incentive compensation of not less than 100% of his base salary (although he is not guaranteed any specific amount of incentive compensation). Mr. Fulchino is also entitled to supplemental term life insurance of $900,000, supplemental disability insurance with long-term disability benefits equal to 60% of his base salary, and other employee benefits made generally available to the Company's senior executives. The Employment Agreement had an initial three-year term, expiring on December 31, 2002. In December 2002, the Employment Agreement was extended for an additional three-year term. In the event of an involuntary termination of his employment (other than for Cause (as defined in the Employment Agreement) or his death or disability), Mr. Fulchino would receive severance pay in an amount equal to the greater of two times his then-current base salary or the base salary for the remainder of the term of the Employment Agreement. Pursuant to the Employment Agreement, on December 21, 1999, Mr. Fulchino was granted options to purchase 500,000 shares of Common Stock at an exercise price of $7.3125 per share, the fair market value of the Common Stock on the grant date. This option expires December 21, 2009, and the options are fully vested.

     SEVERANCE AGREEMENTS. The Company has entered into an Amended and Restated Severance Agreement (a "Severance Agreement") with each of its executive officers. The Severance Agreements become operative only upon a Change in Control (as defined in the Severance Agreements). The Severance Agreements provide that if, within a two-year period following a Change in Control (as defined in the Severance Agreements), the Company terminates the employment of such executive officer for reasons other than death, disability or Cause (as defined in the Severance Agreements), or the executive officer terminates employment with the Company for Good Reason (as defined in the Severance Agreements), the executive officer is entitled to receive a severance payment in an amount equal to a multiple of two or three (depending upon the terms of his individual Severance Agreement) times such executive officer's (i) then-current base salary and (ii) an amount equal to the greater of such executive officer's
(1) incentive compensation for the current fiscal year (assuming the Company had reached target performance for that year) or (2) incentive compensation paid or payable to the executive for the most recently completed fiscal year. The executive officer is also entitled to continue to receive health and life insurance benefits for a period of one year following his or her termination upon a Change in Control (as defined in the Severance Agreements). The Severance Agreements further provide that if any amount payable thereunder or otherwise to the executive officer is determined to be an "excess parachute payment" under the Internal Revenue Code of 1986, as amended (the "Code"), such executive officer would be entitled to receive an additional payment (net of income taxes) equal to the excise tax imposed under the Code on such payment.

     SEVERANCE PAY PLAN. The Company maintains an Amended and Restated Severance Pay Plan (the "Severance Pay Plan") for the benefit of all full-time employees, including executive officers. The Severance Pay Plan provides that if the Company terminates an eligible employee's employment for any reason other than Cause (as defined in the Severance Pay Plan), the employee is entitled to receive severance pay in an amount determined in accordance with the terms of the Severance Pay Plan. For executive officers, the severance pay is an amount equal to a multiple of one or two (as the case may be) times (i) the executive's then-current base salary and (ii) the greater of such executive officer's (1) target incentive payment for the year in which his employment was terminated and
(2) incentive payment for the most recently completed fiscal year. Payments under the Severance Pay Plan are made in installments (a one or two-year period for executive officers) unless the employee's employment is terminated within one year following a Change in Control (as defined in the Severance Pay Plan). In that circumstance, the severance payment is made in a lump sum. The Severance Pay Plan provides that in the event that an employee is terminated under circumstances in which he or she is entitled to receive severance payment under any other written agreement (including the Employment Agreement and the Severance Agreements described in the preceding paragraphs), the employee is not entitled to receive the benefits intended to be provided under the Severance Pay Plan.

                             OPTION GRANTS IN 2002

     The following table provides information regarding the grant of stock options to each of the named executive officers in 2002.

                                          INDIVIDUAL GRANTS
                        ------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF      PERCENT OF                                    ASSUMED ANNUAL RATES OF
                        SECURITIES    TOTAL OPTIONS                                  STOCK PRICE APPRECIATION
                        UNDERLYING     GRANTED TO      EXERCISE                         FOR OPTION TERM(2)
                         OPTIONS      EMPLOYEES IN     PRICE PER    EXPIRATION    ------------------------------
NAME                    GRANTED(1)     FISCAL 2002       SHARE         DATE            5%              10%
----                    ----------    -------------    ---------    ----------    ------------    --------------
Paul E. Fulchino......   125,000          19.76%         $7.10       01/29/12       $558,144        $1,414,446
Charles M. Kienzle....    25,000           3.95%          7.10       01/29/12        111,629           282,889
Dan P. Komnenovich....    45,000           7.11%          7.10       01/29/12        200,932           509,201
Jeffrey J. Murphy.....    20,000           3.16%          7.10       01/29/12         89,303           226,311
James T. Quinn........    25,000           3.95%          7.10       01/29/12        111,629           282,889

---------------

(1) Each of the options shown in the table above vest approximately one-third each year, beginning on the first anniversary of the date of the grant. Of the options granted in 2002 for (i) Mr. Fulchino, 14,084 were incentive stock options and 110,916 were nonqualified stock options, (ii) Mr. Kienzle, 13,695 were incentive stock options and 11,305 were nonqualified stock options, (iii) Mr. Komnenovich, 14,084 were incentive stock options and 30,916 were nonqualified stock options, (iv) Mr. Murphy, 13,400 were incentive stock options and 6,600 were nonqualified stock options and (v) Mr. Quinn, 13,695 were incentive stock options and 11,305 were nonqualified stock options.

(2) The potential realizable value set forth in the table above illustrates the values that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the option. The use of the assumed 5% and 10% annual rates of stock price appreciation is established by the SEC and is not intended by the Company to forecast possible appreciation of the price of the shares of Common Stock.

                      AGGREGATED OPTION EXERCISES IN 2002
                      AND DECEMBER 31, 2002 OPTION VALUES

     The following table provides information regarding the exercise of options by each of the named executive officers during 2002 and the number of unexercised options held at December 31, 2002 by each of the named executive officers.

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                              OPTIONS AT                    OPTIONS AT
                                                           DECEMBER 31, 2002           DECEMBER 31, 2002(1)
                         SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                       ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     ---------------   --------   -----------   -------------   -----------   -------------
Paul E. Fulchino.......         --             --       541,250        208,750       $445,578       $274,734
Charles M. Kienzle.....         --             --       198,317         53,433         21,704         61,186
Dan P. Komnenovich.....         --             --        51,483         98,517        129,220        159,092
Jeffrey J. Murphy......         --             --       193,333         43,417         18,631         50,197
James T. Quinn.........         --             --       134,462         53,433         19,483         61,186

---------------

(1) This value was based upon a per share price of $8.05, the closing price of the Common Stock on December 31, 2002, multiplied by the number of shares of Common Stock issuable upon exercise of these options.

                              RETIREMENT BENEFITS

     The Company covers substantially all regular domestic full-time employees, including executive officers, and two employees located internationally under the Aviall, Inc. Retirement Plan (the "Retirement Plan"). Benefits payable under the Retirement Plan are based on an employee's career earnings with the Company and its subsidiaries. At normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor's benefits, is generally equal to the sum of 1.45% of the first $15,600 of Basic Compensation (as defined in the Retirement Plan), plus 1.85% of the portion of the Basic Compensation in excess of $15,600 during each such year while a participant in the Retirement Plan.

     Benefits under the Retirement Plan vest at the earlier of the completion of five years of vesting service or upon reaching age 65. However, in the event of a Change of Control (as defined in the Retirement Plan) all employee-participants will be fully vested, and the term "accrued benefit" will include certain severance payments under the Aviall, Inc. Amended and Restated Severance Pay Plan and other severance payments under Change of Control severance agreements, and will also include the value of early retirement benefits for any employee-participant age 45 or above or with 10 or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's pension benefits may be paid in certain alternative forms having actuarially equivalent values.

     The maximum annual benefit under a qualified pension plan is currently $160,000 beginning at the Social Security retirement age, which is currently age
65. The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $170,000. The Company maintains a non-qualified, unfunded benefit plan, called the Aviall, Inc. Benefit Restoration Plan (the "Benefit Restoration Plan"), which covers those participants in the Retirement Plan, including those named below, whose benefits are reduced under the Code or other United States laws. A participant in the Benefit Restoration Plan who is vested in his or her benefits under the Retirement Plan is entitled to a benefit equal to the difference between (i) the amount of benefits that the participant would be entitled to under the Retirement Plan if no statutory reductions applied to such benefits and, if applicable, if Basic Compensation included the value of any restricted stock rights awarded to the participant under the Aviall, Inc. Bonus Plan; and (ii) the amount of benefits the participant is entitled to under the Retirement Plan and the Ryder System, Inc. Retirement Plan. Benefits under the Benefit Restoration Plan are paid in the same manner, as of the same date and subject to the same conditions as the benefits payable under the Retirement Plan. However, in the event of a Change of Control (as defined in the Retirement Plan), all participants will be fully vested for purposes of eligibility for benefits under the Benefit Restoration Plan, and the lump sum value of the benefits owing under the Benefit

Restoration Plan (along with the amounts necessary to cover all federal income taxes owing on the benefits and these amounts) will be paid immediately to the participant.

     The following table sets forth estimated annual pension benefits under the Retirement Plan and the Benefit Restoration Plan combined to each named executive officer (in the form of a single life annuity) assuming such executive officer remains continuously employed at current compensation levels until retirement at the normal retirement date, which is the date on which such named executive officer reaches age 65.

NAME                                                         AMOUNT
----                                                        --------
Paul E. Fulchino..........................................  $108,182
Charles M. Kienzle........................................    90,836
Dan P. Komnenovich........................................   103,819
Jeffrey J. Murphy.........................................    82,564
James T. Quinn............................................    62,407

     On April 7, 2003, the Board of Directors finalized its approval and adoption of the Aviall, Inc. Supplemental Executive Retirement Income Plan (the "Executive Retirement Plan"). The Executive Retirement Plan covers the current Chief Executive Officer of the Company, Mr. Fulchino (the "CEO"), and key officers of the Company designated by the Board of Directors as eligible to participate in the Executive Retirement Plan. The named executive officers are currently eligible to participate in the Executive Retirement Plan.

     Monthly benefits payable under the Executive Retirement Plan are equal to
(i) two percent (2%), or three percent (3%) in the case of the CEO, of the participant's average monthly rate of compensation for the three calendar years, out of the six previously completed calendar years, that give the highest average monthly rate of compensation, multiplied by (ii) the participant's number of years of Credited Service (as defined in the Executive Retirement
Plan), not to exceed 25 years, or in the case of the CEO, 16 2/3 years, less
(iii) the sum of the participant's monthly benefits under the Retirement Plan, the Benefit Restoration Plan, the Ryder System, Inc. Retirement Plan and Social Security. The CEO's years of Credited Service is equal to two times his actual number of years of service with the Company, but in no event shall it exceed
16 2/3 years.

     A participant is entitled to the monthly benefits as described above upon retirement at the age of 65 or later. A participant is also entitled to monthly benefits (based upon compensation and Credited Service to date) upon retirement at an earlier age, upon disability, or upon other employment termination after being "vested" in all or a portion of his or her benefits based on completed Years of Vesting Service (as defined in the Executive Retirement Plan). The CEO's Years of Vesting Service is equal to two times his years of vesting service under the Retirement Plan. A participant who has five or more Years of Vesting Service but less than ten Years of Vesting Service will be vested in 75% of his or her benefits, and a participant with ten or more Years of Vesting Service will be vested in 100% of his or her benefits. If a participant is terminated for Cause (as defined in the Executive Retirement Plan), he or she will not be vested in any benefits, regardless of his or her Years of Vesting Service. In addition, a participant's surviving spouse is entitled to death benefits upon a participant's death before benefits otherwise commence. A participant's benefits may be paid in the same manner and form, as of the same date and subject to the same conditions as the benefits payable under the Retirement Plan.

     In the event of a Change of Control (as defined in the Retirement Plan) certain participants who, within three years of the Change of Control, are involuntarily terminated other than for Cause (as defined in the Executive Retirement Plan) or voluntarily terminate their employment will (i) be fully vested in their benefits, (ii) receive two additional years of Credited Service and (iii) have two years added to their age for certain early retirement purposes. In addition, upon a Change of Control the Company must establish a trust or other funding arrangement that is subject to the claims of the Company's general creditors for the purpose of funding the benefits payable under the Executive Retirement Plan. The Company also must contribute to the trust the amount necessary to fund 100% of the then-present value of the benefits payable under the Executive Retirement Plan to the participants when they reach age 65.

     The following table sets forth, for the final average yearly compensation and years of credited service indicated, the total annual retirement benefits payable under the Executive Retirement Plan, the Retirement Plan, the Benefit Restoration Plan and the Ryder System Inc. Retirement Plan upon retirement at age 65. These amounts also include benefits payable under Social Security. The amounts marked with an asterisk (*) are calculated based upon the three percent (3%) formula for the determination of the CEO's benefits.

                               PENSION PLAN TABLE

FINAL AVERAGE                                          YEARS OF CREDITED SERVICE
ANNUAL COMPENSATION                                ----------------------------------
FOR THREE-YEAR PERIOD                                 15           20           25
---------------------                              --------     --------     --------
$ 200,000........................................  $ 60,000     $ 80,000     $100,000
  250,000........................................    75,000      100,000      125,000
  300,000........................................    90,000      120,000      150,000
  400,000........................................   120,000      160,000      200,000
  500,000........................................   150,000      200,000      250,000
  600,000........................................   180,000      240,000      300,000
  700,000........................................   210,000      280,000      350,000
  800,000........................................   360,000*     400,000*     400,000
  900,000........................................   405,000*     450,000*     450,000
1,000,000........................................   450,000*     500,000*     500,000
1,500,000........................................   675,000*     750,000*     750,000

     A participant's annual compensation generally includes the amounts set forth in the "Salary" and "Bonus" columns of the Summary Compensation Table, and so long as the participant does not terminate his or her employment voluntarily or is not terminated for Cause (as defined in the Executive Retirement Plan), also includes the value of restricted Common Stock that was awarded to a participant, or if the participant does terminate his or her employment voluntarily or is terminated for Cause (as defined in the Executive Retirement
Plan), then the value of restricted Common Stock that was awarded and that has vested.

     The estimated years of credited service under the Executive Retirement Plan as of December 31, 2002, for the persons named in the Summary Compensation Table are as follows: Mr. Fulchino, 6 years; Mr. Kienzle, 18.2 years; Mr. Komnenovich,
14.1 years; Mr. Murphy, 25.5 years; and Mr. Quinn, 8.7 years. Pursuant to the terms of the Executive Retirement Plan, the years of credited service for Mr. Fulchino set forth above equal two times the actual number of years of his service.

     The benefits as set forth in the table above are payable in the form of a life only annuity with no survivor's benefits, however, benefits will be payable under the Executive Retirement Plan in the form elected by the participant under the Retirement Plan which includes several optional forms of joint and survivor annuities and a ten years certain and life annuity.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative stockholder return on a share of Common Stock versus the cumulative total return on the S&P 500 Stock Index and the S&P 600 Aerospace & Defense Index. In the Company's proxy statement for the 2002 Annual Meeting of Stockholders (the "2002 Proxy Statement"), the stock performance graph compared the cumulative stockholder return on a share of Common Stock to the cumulative total return on the S&P 500 Index and the S&P SmallCap Aerospace/Defense Index. Since the 2002 Proxy Statement, Standard & Poor's has discontinued the S&P SmallCap Aerospace/Defense Index and has replaced it with the S&P 600 Aerospace & Defense Index. The comparison assumes $100 was invested as of December 31, 1997 and all dividends were reinvested.

                           TOTAL SHAREHOLDER RETURNS

                                    (GRAPH)

     The chart above was plotted using the following data:

COMPANY/INDEX                     31-DEC-97   31-DEC-98   31-DEC-99   31-DEC-00   31-DEC-01   31-DEC-02
-------------                     ---------   ---------   ---------   ---------   ---------   ---------
Aviall, Inc.                       $100.00     $ 78.66     $ 54.81     $ 33.89     $ 50.55     $53.89
S&P 500                             100.00      128.58      155.63      141.46      124.65      97.10
S&P 600 Aerospace & Defense         100.00      121.89       67.86       72.03       66.78      53.92

                            APPROVAL OF AN AMENDMENT
       TO THE AVIALL, INC. AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN
                                (PROPOSAL NO. 2)

     On March 27, 2003, the Board of Directors adopted, subject to approval by the Company's stockholders, an amendment to the Directors Stock Plan. If the proposed amendment is approved by the Company's stockholders at the Annual Meeting, the following changes would be made to the Directors Stock Plan:

     - the maximum number of shares of Common Stock that could be issued pursuant to option grants to each eligible director in any fiscal year would increase from 3,000 shares of Common Stock to 5,000 shares of Common Stock effective upon stockholder approval;

     - the grant date for the issuance of shares of restricted Common Stock and options would change from the first New York Stock Exchange trading day in July of each calendar year to the first New York Stock Exchange trading day in February of each calendar year effective as of January 2004;

     - the vesting date for grants of shares of restricted Common Stock would change from the six-month anniversary of the grant date to the eleven-month anniversary of the grant date effective as of January 2004; and

     - the earliest date at which options could be exercised would change from the six-month anniversary of the grant date to the eleven-month anniversary of the grant date effective as of January 2004.

     As of March 31, 2003, 247,500 shares of Common Stock were authorized for issuance under the Directors Stock Plan, of which an aggregate of 128,251 shares have been issued or are issuable upon the exercise of outstanding options, leaving 119,249 shares currently available for issuance under the Directors Stock Plan.

     The Board of Directors believes that it is in the best interests of the Company to attract and retain experienced and knowledgeable directors. The Directors Stock Plan is designed to provide an incentive to the Company's directors and is intended to align their interests with those of the Company's stockholders. In order for the Directors Stock Plan to continue to serve its purposes, the Board of Directors has determined that an increase in the number of shares of Common Stock that can be issued pursuant to the option grants is necessary and in the best interests of the Company's stockholders. In addition, the Board of Directors believes it is in the best interests of the Company to change the grant date to February to coincide with the date that options and restricted Common Stock are issued to the Company's employees, including the executive officers.

DIRECTORS STOCK PLAN SUMMARY

     GENERAL. The Directors Stock Plan was approved by the Company's stockholders at the 1998 Annual Meeting of Stockholders. The Directors Stock Plan affords the Company the ability to attract and retain persons of outstanding competence to serve as members of the Board of Directors of the Company and to provide a direct link between director compensation and stockholder value. The Directors Stock Plan permits the Board of Directors, at the eligible non-employee director's election, to grant shares of Common Stock in lieu of payment of an annual retainer fee to the non-employee director and to grant options exercisable for shares of Common Stock ("Option Rights") to a non-employee director who is eligible to participate in the Directors Stock Plan.

     SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE. The number of shares of Common Stock that may be granted under the Directors Stock Plan, in the form of shares of Common Stock or options exercisable for shares of Common Stock, may not exceed 247,500 shares of Common Stock (subject to adjustment as provided in the Directors Stock Plan). Shares of Common Stock granted pursuant to the Directors Stock Plan may be either authorized, but unissued, shares, reacquired shares or both.

     ELIGIBILITY. Members of the Board of Directors who are not employees of the Company or any of its subsidiaries at the time of a grant are eligible to participate in the Directors Stock Plan. A director who is an employee and who retires or resigns from employment with the Company or any of its subsidiaries, but remains a director, is eligible to participate in the Directors Stock Plan at the time of such termination of employment. A director who is eligible to participate in the Directors Stock Plan may elect to participate in the plan and receive grants of Common Stock of the Company, in lieu of his annual retainer for service as a director of the Company, by delivering a written notice to such effect to the Board of Directors or to any committee authorized by the Board of Directors to administer the Directors Stock Plan. An election to participate in the Directors Stock Plan must be made at least six months prior to the date of any grant under the plan and shall remain in effect until revoked in writing by the participating director.

     STOCK GRANTS. Currently, under the Directors Stock Plan, each eligible director that has elected to participate in the plan shall receive an annual grant of shares of Common Stock on the first New York Stock Exchange trading day in July equal to the number of whole shares that can be purchased for $30,000 (referred to as the "Share Value") based on the mean of the highest and the lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. The Share Value will automatically adjust to reflect increases or decreases in the annual retainer paid to the directors so that the current ratio between the annual retainer and the Share Value is maintained. If the proposed amendment is approved by the Company's stockholders, the annual grant of shares of Common Stock would occur on the first New York Stock Exchange trading day in February.

     A director who receives a grant of shares of Common Stock pursuant to the Directors Stock Plan is entitled to receive dividends on, and to vote, such shares. A director's ownership rights in such shares do not vest until six months after the date of grant and then only if the director has continuously served on the Board of Directors during such six-month period. However, a participating director who leaves the Board of Directors following the completion of the term of service for which he was elected, but prior to the end of such six-month period, or whose service during such six-month period was interrupted due to death or disability, will be vested in a pro rata number of such shares based upon the six-month period. If the proposed amendment is approved by the Company's stockholder, a director's ownership rights in such shares would not vest until eleven months after the date of grant, and then subject to the director's continuous service on the Board of Directors during such eleven-month period. In addition, if the director leaves the Board of Directors prior to the end of the eleven-month period, or if his or her service during the eleven-month period is interrupted due to death or disability, the director will be vested in a pro rata number of such shares based upon the portion of the eleven-month period that had elapsed prior to the interruption of his service. In the event of a Change of Control (as defined in the Directors Stock Plan), all shares previously granted to participating directors shall immediately vest.

     Any shares of Common Stock granted in lieu of receipt of the annual retainer may not be assigned, transferred, pledged, hypothecated or otherwise disposed of (i) before the shares have vested and (ii) until six months after the termination of the director's service to the Board of Directors.

     OPTION RIGHTS. Currently, the Board of Directors may, from time to time and upon such terms and conditions as it may determine, grant Option Rights on the first New York Stock Exchange trading day in July to any director who is eligible to participate in the Directors Stock Plan. If the proposed amendment is approved by the Company's stockholders, the Option Rights would be granted on the first New York Stock Exchange trading day in February effective as of January 2004. Each such grant must specify a purchase price per share, payable upon exercise, that is not less than the mean of the highest and the lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. Any grant of Option Rights shall expire not more than ten years from the date of grant. The Board of Directors cannot grant to any one eligible director Options Rights for more than 3,000 shares of Common Stock during any fiscal year. If the proposed amendment is approved by the Company's stockholders, the maximum number of shares of Common Stock that can be granted pursuant to Option Rights to any one eligible director during any fiscal year would increase from 3,000 shares of Common Stock to 5,000 shares of Common Stock. If Proposal No. 2 is approved by the stockholders, such increase would be effective immediately and the eligible directors could be granted Option Rights for 5,000 shares of Common Stock on the first New York Stock Exchange trading day in July of this year, and, thereafter, in February of each calendar year.

     Any grant of Option Rights shall be exercisable in full on the date or dates set forth in the agreement granting the Option Rights. Currently, such exercise dates shall not be less than six months nor more than five years from the date of grant, so long as the director has served continuously as a director of the Company during such period. If the proposed amendment is approved by the Company's stockholders, the exercise dates shall not be less than eleven months nor more than five years from the date of grant, so long as the director has served continuously as a director of the Company during such period. All outstanding non-vested Option Rights shall become exercisable in full immediately upon a Change in Control (as defined in the Directors Stock Plan).

     In the event of the death or disability of the holder of any Option Rights, each then outstanding Option Right shall become exercisable in full and may be exercised at any time within one year after such death or disability, but in no event after the Option Rights have expired. Currently, in the event of the termination of service on the Board of Directors by a holder of Option Rights other than by death or disability, the then outstanding Option Rights of such holder may be exercised to the extent that they would be exercisable on the date that is six months and one day after the date of such termination and shall expire six months and one day after such termination, or on their stated expiration date, whichever occurs first. If the proposed amendment is approved by the Company's stockholders, in the event of the termination of service other than by death or disability, the holder of Option Rights may exercise the Option Rights to the extent they would be exercisable on the date that is eleven months and one day after the date of termination, and the Option Rights shall expire eleven months and one day after such termination, or on their expiration date, whichever occurs first.

     The exercise price of any Option Rights is payable (i) in cash or by check acceptable to the Company; (ii) by the actual or constructive transfer to the Company of shares of Common Stock which are owned by the exercising director for a period of at least six months and having a value at the time of exercise equal to the total exercise price of such option; or (iii) by a combination of the foregoing payment methods. In addition, any grant of Option Rights may provide for deferred payment of the exercise price of the option from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

     ADMINISTRATION AND AMENDMENTS. The Directors Stock Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority under the Directors Stock Plan to delegate any or all of its powers under the Directors Stock Plan to a duly authorized committee of the Board of Directors. Under the direction of the Board of Directors, the Compensation Committee is responsible for annually reviewing the terms of the Directors Stock Plan and, if necessary, recommending changes to the Directors Stock Plan to the Board of Directors.

     The Board of Directors is authorized to interpret the Directors Stock Plan, to prescribe, amend and rescind any rules and regulations relating to the Directors Stock Plan, and to make all determinations necessary or advisable for the administration of the Directors Stock Plan. The Board of Directors may, from time to time, amend the Directors Stock Plan in any manner without further approval of the stockholders, except where so required by the terms of the Directors Stock Plan, applicable law or the rules and regulations of a national securities exchange.

     ADJUSTMENTS. The maximum number of shares of Common Stock reserved for grants under the Directors Stock Plan, the maximum number of shares of Common Stock that the Board of Directors can grant to any one eligible director during any fiscal year, the number of shares of Common Stock covered by outstanding Option Rights, and the exercise price and the kind of shares specified therein, are subject to adjustment by the Board of Directors to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or similar event.

PLAN BENEFITS

     The Company cannot currently determine the number of shares of Common Stock subject to options that may be granted in the future to its directors under the Directors Stock Plan. The following table sets forth information with respect to the stock options granted to the Company's directors (other than Mr. Fulchino who is not eligible to participate in the Directors Stock Plan) under the Directors Stock Plan as of March 14, 2003.

                                                                  NUMBER OF SHARES
                                                                 SUBJECT TO OPTIONS
                                                                   GRANTED UNDER
NAME                                                          THE DIRECTORS STOCK PLAN
----                                                          ------------------------
Peter J. Clare..............................................              --
Alberto F. Fernandez........................................              --
Allan M. Holt...............................................              --
Donald R. Muzyka............................................           6,000
Richard J. Schnieders.......................................           6,000
Jonathan M. Schofield.......................................           3,000
Arthur E. Wegner............................................           6,000
Bruce N. Whitman............................................           6,000

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Directors Stock Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code, the Treasury Regulations, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

TAX CONSEQUENCES TO PARTICIPANTS

     COMMON STOCK GRANTS. The recipient of a grant of shares of Common Stock generally will be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the shares of Common Stock at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"), over the amount paid, if any, by the participant for such shares of Common Stock. However, a recipient may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares of Common Stock to recognize ordinary income on the date of transfer of the shares of Common Stock equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such shares. If an election under Section 83(b) of the Code has not been made, any dividends received with respect to shares of Common Stock prior to the time those shares are no longer subject to forfeiture or Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant. At the time of sale of such shares, any gain or loss realized will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient's tax basis will be the amount previously taxable as ordinary income.

     OPTION RIGHTS. In general, (i) no income will be recognized by an optionee at the time an Option Right is granted; (ii) at the time of exercise of an Option Right, ordinary income will be recognized by the optionee in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price, if the Common Stock is unrestricted; and (iii) at the time of sale of shares acquired pursuant to the exercise of an Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied.

TAX CONSEQUENCES TO THE COMPANY

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

OTHER TAX MATTERS

     If a director's rights under the Directors Stock Plan are accelerated as a result of a Change of Control and the director is a "disqualified individual" under Section 280G of the Code, the value of any such accelerated rights received by such director may be included in determining whether or not such director has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the director on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

MARKET VALUE OF THE SECURITIES

     As of April 25, 2003, the market value of the Common Stock was $7.57 per share, based on the closing price of the Common Stock on the New York Stock Exchange on April 25, 2003.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE DIRECTORS STOCK PLAN.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2002 with respect to compensation plans under which shares of Common Stock may be issued:

                                                                                            NUMBER OF SECURITIES
                                                                                           REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES         WEIGHTED AVERAGE            FUTURE ISSUANCE UNDER
                                TO BE ISSUED UPON EXERCISE       EXERCISE PRICE           EQUITY COMPENSATION PLANS
                                 OF OUTSTANDING OPTIONS,     OF OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                      WARRANTS AND RIGHTS         WARRANTS AND RIGHTS          IN THE FIRST COLUMN)
-------------                   --------------------------   -----------------------   -------------------------------
Equity compensation plans
  approved by security
  holders.....................          2,770,126                    $9.1130                      1,254,741
Equity compensation plans not
  approved by security
  holders.....................            500,000(1)                  7.3125                             --
Total.........................          3,270,126                     8.8377                      1,254,741

---------------

(1) Pursuant to Mr. Fulchino's employment agreement dated December 21, 1999, the Company granted options to Mr. Fulchino to purchase 500,000 shares of Common Stock at an exercise price of $7.3125 per share, the fair market value of the Common Stock on the date of grant. The option grant to Mr. Fulchino was not required to be, and was not approved by, the Company's security holders. The option grant expires on December 21, 2009, and the options are fully vested.

                             AUDIT COMMITTEE REPORT

     This report regarding the duties performed by the Audit Committee during the Company's fiscal year ended December 31, 2002, is being submitted by the members of the Audit Committee during 2002. In December 2002, the Board of Directors adopted a revised Audit Committee Charter that is attached as Appendix I to this Proxy Statement and the Board of Directors changed the members of the Audit Committee. During 2002, the members of the Audit Committee were Messrs. Schnieders (Chairman), Clare, Holt, Schofield, Wegner, Whitman and Dr. Muzyka, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The current members of the Audit Committee are Messrs. Wegner (Chairman), Fernandez and Dr. Muzyka, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The Board of Directors has determined that all members of the Audit Committee in 2002 and the current members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange, the rules and regulations of the SEC and the Company's Corporate Governance Guidelines.

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditor.

     During 2002, the Audit Committee reviewed with the Company's senior internal auditing executive the plans for, and the scope of, ongoing internal audit activities, as well as any recommendations made by PricewaterhouseCoopers LLP, the Company's independent auditors, relating to the internal audit function. The Audit Committee also reviewed with the Company's senior internal auditing executive the adequacy of the Company's internal accounting controls and the policies, procedures and internal auditing function. The Audit Committee has discussed with the Company's senior financial management the Company's audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company's critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company's audited consolidated financial statements. The Audit Committee received from the Company's senior financial management representations that the Company's audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles, that the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that the Company has not engaged in related party transactions that have not been adequately disclosed.

     The Audit Committee has reviewed with PricewaterhouseCoopers LLP its plans for, and the scope of, its annual audit and other examinations. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). The Audit Committee has reviewed with PricewaterhouseCoopers LLP the Company's audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company's critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company's audited consolidated financial statements. The Audit Committee has confirmed with PricewaterhouseCoopers LLP that the audit of the Company's consolidated financial statements has been performed in accordance with generally accepted auditing standards, that no material disagreements have occurred with the Company's senior financial management, that, to its knowledge, the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that, to its knowledge, the Company has not engaged in related party transactions that have not been adequately disclosed.

     The Audit Committee has also discussed with PricewaterhouseCoopers LLP whether its provision of non-audit services has impaired its objectivity and independence in auditing the Company's consolidated financial statements. Further, the Audit Committee has discussed with PricewaterhouseCoopers LLP whether it considers itself independent, and PricewaterhouseCoopers LLP has provided the Audit Committee with the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). Based on these discussions and this letter, the Audit Committee has satisfied itself of the independence of PricewaterhouseCoopers LLP.

     In reliance on the foregoing reviews and discussions, the representations of the Company's senior financial management and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) provided by PricewaterhouseCoopers LLP, the Audit Committee has recommended to the Board of Directors that PricewaterhouseCoopers LLP be appointed as the Company's independent auditors for its fiscal year ending December 31, 2003 and that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

     Submitted by the members of the Audit Committee of the Board of Directors.

 Richard J. Schnieders      Peter J. Clare           Allan M. Holt         Donald R. Muzyka
       Chairman

     Jonathan M. Schofield                 Arthur E. Wegner           Bruce N. Whitman

              FEES BILLED TO AVIALL BY PRICEWATERHOUSECOOPERS LLP

     AUDIT FEES. Fees for audit services totaled $450,616 in 2002 and $477,215 in 2001. Audit fees in 2002 include fees associated with the annual audit and the reviews of the Company's quarterly reports on Form 10-Q. Audit fees in 2001 include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q and the abandoned private debt offering.

     AUDIT-RELATED FEES. Fees for audit-related services totaled $136,200 in 2002 and $198,000 in 2001. Audit-related services in 2002 principally include audits of employee benefit plans and accounting consultations. Audit-related services in 2001 principally include audits of employee benefit plans, transaction related support and accounting consultations.

     TAX. Fees for tax services, including tax compliance, tax advice and tax planning, totaled $640,555 in 2002 and $817,380 in 2001.

     ALL OTHER FEES. Fees for all other services not described above totaled $8,500 in 2002 and $8,500 in 2001, principally including advisory services related to workers compensation.

     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditor.

     The Audit Committee considered whether the provision of all other services by PricewaterhouseCoopers LLP is compatible with maintaining
PricewaterhouseCoopers LLP's independence with respect to the Company.

     One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer your questions and will have the opportunity to make a statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who are beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of Common Stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

     To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company or written representations from certain reporting persons, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% stockholders were complied with by such persons.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders for the year ended December 31, 2002 is being mailed to stockholders of record May 6, 2003, together with this Proxy Statement. Additional copies may be obtained by written request to the address indicated below. The Annual Report is not part of the proxy solicitation materials.

     UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC. IF YOU WOULD LIKE A COPY OF THIS ANNUAL REPORT ON FORM 10-K, PLEASE SEND A WRITTEN REQUEST TO THE COMPANY AT 2750 REGENT BOULEVARD, DFW AIRPORT, TEXAS 75261, ATTENTION: SHAREHOLDER SERVICES OR PLEASE CALL (972)-586-1000.

                    SUBMISSION OF STOCKHOLDER PROPOSALS FOR
               THE COMPANY'S 2004 ANNUAL MEETING OF STOCKHOLDERS

     Pursuant to regulations of the SEC, in order to be included in the Company's Proxy Statement for its 2004 Annual Meeting of Stockholders, stockholder proposals must be received at the Company's principal offices, 2750 Regent Boulevard, DFW Airport, Texas 75261, Attention: Secretary, no later than December 31, 2003 and must comply with additional requirements established by the SEC. In addition, the Company's Amended and Restated By-Laws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance notice to the Secretary of the Company with respect to such proposal or nominee. The Company's Amended and Restated By-Laws generally require that written notice be delivered to the Secretary of the Company at the Company's principal offices not less than 70 days nor more than 90 days prior to the anniversary of the preceding year's annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nominee. For the 2004 Annual Meeting of Stockholders, the Secretary of the Company must receive written notice on or after March 28, 2004 and on or before April 17, 2004. A copy of the Company's Amended and Restated By-Laws is available upon request from the Secretary of the Company.

                                          AVIALL, INC.

                                          /s/ JEFFREY J. MURPHY
                                          Jeffrey J. Murphy
                                          Senior Vice President, Law and Human
                                          Resources, Secretary and General
                                          Counsel

Dallas, Texas
April 30, 2003

                                                                      APPENDIX I

                                  AVIALL, INC.
                            AUDIT COMMITTEE CHARTER

I.  PURPOSE OF THE COMMITTEE

     The Committee will assist the Board in fulfilling the Board's oversight responsibilities relating to reviewing and monitoring the Company's financial statements and accounting policies, as well as such other matters as may from time to time be specifically delegated to the Committee by the Board. Specifically, the Committee will assist the Board in monitoring (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence and (4) the performance of the Company's internal audit function and independent auditor.

     While the Committee has the powers and responsibilities set forth in this Charter and the Company's Restated Certificate of Incorporation, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the independent auditor. Likewise, it is not the responsibility of the Committee to assure compliance with laws or the Company's corporate compliance program or code of ethics.

II.  COMPOSITION OF THE COMMITTEE

  MEMBERSHIP

     The Committee will consist of at least three Board members. Each member of the Committee must be independent of management and free from any relationship with the Company that would interfere with the exercise of independent judgment as a Committee member. In addition, each member of the Committee must meet the independence and experience requirements of the New York Stock Exchange, any applicable federal securities laws, including the rules and regulations of the Securities and Exchange Commission and the Company's Corporate Governance Guidelines. No member of the Committee may be an affiliated person of the Company, as such term is defined under the rules and regulations of the Securities and Exchange Commission, and no member of the Committee may accept any consulting, advisory or other compensatory fee from the Company, other than fees for serving on the Board or its committees.

     Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

     At least one member of the Committee must be a "financial expert" to the extent required and as defined by the rules and regulations of the Securities and Exchange Commission.

     The members of the Committee should not simultaneously serve on the audit committee of more than two other public companies.

  APPOINTMENT AND REMOVAL

     In conjunction with the screening and nominating process defined in the Nominating and Governance Committee Charter, the Board will appoint the members of the Committee. The Board will appoint a Chairman of the Committee. The Board may remove a Committee member from the membership of the Committee at any time without cause.

  COMPENSATION

     The members of the Committee will not receive any direct or indirect compensation from the Company, other than fees for serving on the Board or its committees.

III.  INDEPENDENT AUDITOR

     The Committee will have sole authority to select, evaluate, and where appropriate, replace the Company's independent auditor. The independent auditor will report directly to the Committee and will be ultimately accountable to the Committee.

IV.  RESPONSIBILITIES OF THE COMMITTEE

  1.  SELECT INDEPENDENT AUDITOR

     The Committee will select, evaluate and, where appropriate, replace the independent auditor. The Committee (or a delegate of the committee) will approve or pre-approve all audit engagements and all non-audit engagements (along with the fees and terms thereof), other than minor exceptions to approval or pre-approval as may be permitted by applicable law.

  2.  REVIEW OF INDEPENDENCE OF INDEPENDENT AUDITOR

     In connection with selecting the firm to be retained as the Company's independent auditors, the Committee will review the information provided by management and the independent auditor relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the independent auditor.

     The Committee will at least annually obtain and review a written report prepared by the independent auditor describing:

          (1) the independent auditor's internal quality control procedures;

          (2) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

          (3) all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

     The Committee will also be responsible for:

          (1) actively engaging in dialogue with the independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor;

          (2) reviewing and evaluating the lead partner of the independent auditor team;

          (3) ensuring the rotation of the lead audit partner as required by law;

          (4) recommending to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company; and

          (5) recommending that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

  3.  REVIEW AUDIT PLAN

     The Committee will review with the independent auditor its plans for, and the scope of, its annual audit and other examinations.

  4.  REVIEW CONDUCT OF AUDIT

     The Committee will review with the independent auditor any significant audit problems or difficulties and management's response to such problems or difficulties and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     The Committee will discuss with the independent auditor any restrictions on the scope of the independent auditor's activities or on access to requested information, any accounting adjustments that were noted or proposed by the independent auditor but that were not made for any reason, any communications between the independent auditor's team assigned to the Company's audit and the independent auditor's national office, and any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company.

  5.  REVIEW AUDIT RESULTS

     The Committee will review with the independent auditor the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, their reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations independent of the course of the independent auditor's normal audit procedures that the independent auditor may from time to time undertake.

  6.  REVIEW ANNUAL FINANCIAL STATEMENTS

     The Committee will review and discuss with management and the independent auditor the Company's annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to public release thereof.

     The Committee will review the following:

          (1) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

          (2) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

          (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

          (4) all critical accounting policies and practices to be used;

          (5) all alternative treatments of the Company's financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

          (6) all other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  7.  REVIEW QUARTERLY FINANCIAL STATEMENTS

     The Committee will review and discuss with management and the independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to public release thereof.

  8.  REVIEW EARNINGS RELEASES AND GUIDANCE

     The Committee will discuss with management the types of information to be disclosed and the types of presentations to be made in earnings press releases. The Chairman of the Committee will review and discuss earnings press releases which will include paying particular attention to any use of "pro forma," or "adjusted" non-GAAP information. Also, the Chairman of the Committee will review and discuss financial information and earnings guidance provided to analysts and rating agencies.

  9.  DISAGREEMENTS WITH MANAGEMENT

     The Committee will resolve any disagreements between management and the independent auditor regarding financial reporting.

  10.  DISCUSS RISK ASSESSMENT AND RISK MANAGEMENT

     The Committee will discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken by management. The Committee will discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  11.  REVIEW INTERNAL AUDIT PLANS

     The Committee will review with the senior internal auditing executive the plans for and the scope of ongoing audit activities.

  12.  REVIEW INTERNAL AUDIT REPORTS

     The Committee will review with the senior internal auditing executive the annual report of the audit activities, examinations and results thereof of the internal auditing department.

  13.  REVIEW SYSTEMS OF INTERNAL ACCOUNTING CONTROLS

     The Committee will review with management, the independent auditor, the senior internal auditing executive, the General Counsel and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs, the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices.

     Beginning with the year ended December 31, 2003, the Committee will obtain annually a written report from the independent auditor in which the independent auditor attests to and reports on the assessment of the Company's internal controls made by the Company's management.

  14.  REVIEW RECOMMENDATIONS OF INDEPENDENT AUDITOR

     The Committee will review with the senior internal auditing executive recommendations made by the independent auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

  15.  REVIEW COMPLIANCE WITH SECURITIES EXCHANGE ACT OF 1934

     The Committee will obtain assurance from the independent auditor that
Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

  16.  REVIEW OTHER MATTERS

     The Committee will review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

  17.  REGULATORY MATTERS

     The Committee will review compliance with regulatory requirements that have a material impact on the Company's operations.

  18.  CONFLICT OF INTERESTS

     The Committee will review compliance with the Company's Code of Business Conduct and Ethics and consider the grant of any waivers thereunder.

  19.  MAINTAIN PROCEDURES FOR RECEIPT OF CONFIDENTIAL INFORMATION

     The Committee will maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

V.  CONSULTANT

     The Committee will have the authority to retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, outside legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein.

VI.  MEETINGS OF THE COMMITTEE

     The Committee will meet at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company's independent auditor and the appropriate officers of the Company, be responsible for ensuring sufficient meetings of the Committee are held and supervising the conduct thereof.

     The Committee will meet periodically with management, the internal auditors and the independent auditor in separate executive sessions to discuss any matter that the Committee, management, the internal auditors or the independent auditor believe should be discussed privately.

VII.  ANNUAL PROXY REPORT

     The Committee will prepare, with the assistance of management, the independent auditor and outside legal counsel, the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

VIII.  BOARD REPORTS

     The Committee will report regularly to the Board and such report will include any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, or the performance of the internal audit function.

IX.  COMMITTEE SELF-ASSESSMENT

     The Committee will annually review the Committee's own performance, which will include eliciting input from management, the Board and the Company's General Counsel on the performance of the Committee. The Committee will report the results of such self-assessment to the Board.

X.  ANNUAL REVIEW OF CHARTER

     The Committee will review and reassess, with the assistance of management, the independent auditor and outside legal counsel, the adequacy of the Committee's charter at least annually.

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you may be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope, or voting by telephone or the Internet by following the instructions on the reverse side.

                                   DETACH HERE

                                      PROXY

                                  AVIALL, INC.

         PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

    The undersigned acknowledge(s) receipt of the Proxy Statement of Aviall, Inc. relating to the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m. (local time) on Thursday, June 26, 2003, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038, and hereby constitute(s) and appoint(s) Colin M. Cohen, Jacqueline K. Collier and Jeffrey J. Murphy, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of Common Stock or Series D Preferred Stock of Aviall, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVIALL, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF THE AMENDMENT TO THE AVIALL, INC. AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS NO. 1 AND 2.

  SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                               SIDE
  -----------                                                        -----------

AVIALL, INC.
c/o EquiServe Trust Company N.A.
P.O. Box 8694
Edison, NJ  08818-8694

                              VOTER CONTROL NUMBER

                            --------------------------

                            --------------------------

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.


     VOTE-BY-INTERNET [GRAPHIC OF COMPUTER]              VOTE-BY-TELEPHONE [GRAPHIC OF TELEPHONE]

1.   LOG ON TO THE INTERNET AND GO TO               1.   CALL TOLL-FREE 1-877-PRX-VOTE
     HTTP://WWW.EPROXYVOTE.COM/AVL                       (1-877-779-8683)

2.   ENTER YOUR VOTER CONTROL NUMBER          OR    2.   ENTER YOUR VOTER CONTROL NUMBER
     LISTED ABOVE AND FOLLOW THE EASY                    LISTED ABOVE AND FOLLOW THE EASY
     STEPS OUTLINED ON THE SECURED                       RECORDED INSTRUCTIONS.
     WEBSITE.




  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

                                   DETACH HERE

[ ]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE


This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal No. 2.

1. Election of three Directors to serve until Aviall, Inc.'s 2006 Annual Meeting of Stockholders. NOMINEES: (01) Alberto F. Fernandez (02) Paul E. Fulchino and (03) Arthur E. Wegner

      FOR ALL NOMINEES    [ ]           [ ]    WITHHELD FROM ALL NOMINEES

      [ ]

      --------------------------------------
      For nominees except as noted above.

2.    Approval of the amendment to the Aviall, Inc.      FOR   AGAINST   ABSTAIN
      Amended and Restated 1998 Directors Stock Plan.    [ ]     [ ]       [ ]

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                  Date:         Signature:              Date:
          -----------------      -------            -------------       --------